Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
August 7, 2008
Columbia Bancorp
P.O. Box 1050
The Dalles, Oregon 97058
RE: COLUMBIA BANCORP — FORM S-8 REGISTRATION STATEMENT
To Columbia Bancorp:
We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to the Columbia Bancorp 1999 Stock Incentive Plan, as amended, of our report dated March 14, 2008, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 2007.
/s/ Moss Adams
Moss Adams LLP